As filed with the Securities and Exchange Commission on May 6, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

Acergy S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
200 Hammersmith Road Hammersmith London, W6 7DL England (Address of Principal Executive Offices)
___________________

ACERGY S.A. 2009 LONG TERM INCENTIVE PLAN
 (Full Title of the Plan)
___________________

Tony Duncan
President
c/o Acergy US Inc.
10787 Clay Road
Houston, Texas 77041
 (Name and Address of Agent for Service)

Telephone Number, Including Area Code,
of Agent For Service: (713) 430-1100

Copy to:
 Gregory Pryor, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York  10036
Tel:  (212) 819-8389
Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, $2.00 par value(3)	11,500,000	$17.59	$202,285,000	$14,422.92

(1)
The number of Common Shares being registered represents the maximum number of shares of each class issuable to employees pursuant to the Acergy S.A. 2009 Long Term Incentive Plan (the “Plan”).  Pursuant to Rule 416(a), this Registration Statement on Form S-8 shall also cover any additional Common Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”).  The maximum aggregate offering price of the Common Shares is based on the amount of Common Shares to be registered, multiplied by the average of the high and low sale prices of the American Depositary Shares (each representing one Common Share) on the Nasdaq Global Select Market on May 5, 2010.

(3)
American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Common Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 of the Registrant.

___________

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

               The document(s) containing information required in Part I of this Registration Statement will be provided to each participant in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not required to be and are not being filed with the Commission but constitute (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with or furnished to the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement and made a part hereof:

1.           The Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 2009 (including the description of authorized shares contained therein); and

2.           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year ended November 30, 2009, other than the portions of such reports, which by designation in such reports or otherwise, are not deemed to be filed with the Commission or are not regarded to be incorporated by reference.

All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation provide that the Registrant shall indemnify any present or former director or officer to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding (whether civil, criminal, or otherwise, including appeals), actual or threatened, in which he becomes involved as a party or otherwise by virtue of his being or having been such director or officer, and against amounts paid or incurred by him in the settlement thereof; provided, however, that no such indemnification shall be provided for any such director or officer: (i) against any liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Registrant; or (iii) in the event of a settlement, unless the settlement has been approved by the court or by the Board of Directors.  Such indemnification includes, without limitation, attorneys' fees, costs, judgments, and amounts paid in settlement.

The Registrant maintains insurance with respect to losses incurred by any of its  directors  or officers  arising  from any claim or claims by third party against such  directors or officers for any  wrongful act in their respective capacities.

In each case, the enforceability of the Registrant's obligation to indemnify, pay or reimburse a director or officer may be limited by the laws of Luxembourg.  The Registrant has been advised by Elvinger, Hoss & Prussen, its Luxembourg counsel, that under Luxembourg law indemnification of directors and officers is a matter of contract, and that the Articles of Incorporation would be enforceable as such a contract.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	2009 Long Term Incentive Plan of the Registrant.

Exhibit Number	Description
4.2
Amended and Restated Articles of Incorporation of the Registrant as of February 17, 2010, incorporated by reference as Exhibit 1.1 to the Registrant’s Form 6-K, filed with the Securities and Exchange Commission on February 17, 2010.

4.3
Amended and Restated Deposit Agreement, among the Registrant, Citibank, N.A., as Depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder.  Incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-123202) filed with the Securities and Exchange Commission on June 10, 2002.

4.4
Form of Supplemental Agreement to Deposit Agreement by and among the Registrant, Deutsche Bank Trust Company Americas, as successor depositary, and all holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.  Incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-123139) filed with the Securities and Exchange Commission on March 4, 2005.

4.5	Form of American Depositary Receipt (included in Exhibit 4.4 to this Registration Statement).

5.1	Opinion of Elvinger, Hoss & Prussen.

23.1	Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Deloitte LLP.

24	Power of Attorney (included on signature pages of this Registration Statement).

Item 9.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)   which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England on this 6th day of May, 2010.

ACERGY S.A.

By:	/s/ Johan Rasmussen
Name: Johan Rasmussen
Title: General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean Cahuzac, Simon Crowe and Johan Rasmussen, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jean Cahuzac Jean Cahuzac	Chief Executive Officer and Director (Principal Executive Officer)	Dated: April 23, 2010
/s/ Simon Crowe Simon Crowe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	Dated: April 22, 2010
/s/ Sir Peter Mason Sir Peter Mason	Chairman of the Board of Directors	Dated: April 25, 2010
/s/ Tom Ehret Tom Ehret	Deputy Chairman of the Board of Directors	Dated: April 23, 2010

/s/ Thorleif Enger Thorleif Enger	Director	Dated: April 24, 2010
/s/ Trond O. Westlie Trond O. Westlie	Director	Dated: April 26, 2010
/s/ Dod A. Fraser Dod A. Fraser	Director	Dated: April 26, 2010

Acergy US Inc.,
   its duly authorized representative                        Dated:   April 23, 2010
   in the United States

By:   /s/ Tony Duncan
      Name:  Tony Duncan
      Title:    President

EXHIBIT INDEX

Exhibit Number	Description
4.1	2009 Long Term Incentive Plan of the Registrant.

4.2
Amended and Restated Articles of Incorporation of the Registrant as of February 17, 2010, incorporated by reference as Exhibit 1.1 to the Registrant’s Form 6-K, filed with the Securities and Exchange Commission on February 17, 2010.

4.3
Amended and Restated Deposit Agreement, among the Registrant, Citibank, N.A., as Depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder.  Incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-123202) filed with the Securities and Exchange Commission on June 10, 2002.

4.4
Form of Supplemental Agreement to Deposit Agreement by and among the Registrant, Deutsche Bank Trust Company Americas, as successor depositary, and all holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.  Incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-123139) filed with the Securities and Exchange Commission on March 4, 2005.

4.5	Form of American Depositary Receipt (included in Exhibit 4.4 to this Registration Statement).

5.1	Opinion of Elvinger, Hoss & Prussen.

23.1	Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Deloitte LLP.

24	Power of Attorney (included on signature pages of this Registration Statement).